SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2010, we entered into a placement agency agreement with Leerink Swann LLC and Needham & Company, LLC relating to a proposed registered direct offering of up to 6,700,000 units, with each unit consisting of (i) one share of our common stock, par value $0.0001 per share and (ii) a warrant to purchase 0.35 shares of common stock. The per unit purchase price is $2.72. The units are to be sold pursuant to subscription agreements to be entered into by and between the investor signatories and us. A copy of the placement agency agreement is filed as Exhibit 1.1 to this report and a form of the subscription agreement is filed as Exhibit 10.15 to this report and each is incorporated herein by reference.

In the aggregate, we would issue up to 6,700,000 shares of common stock and warrants to purchase up to 2,345,000 shares of common stock pursuant to the terms of the placement agency agreement and the related subscription agreements. The warrants to be issued to each investor would generally be exercisable for a period of three years from the date of issuance beginning six months after the date of issuance, and would carry an exercise price of $2.79 per share, which is equal to the consolidated closing bid price of the common stock on February 25, 2010 as reported by Nasdaq.

Leerink Swann is acting as lead placement agent and Needham & Company is acting as co-placement agent for the offering. The placement agents will receive an aggregate placement agents’ fee equal to $1,000,000. We estimate the offering will result in gross proceeds of approximately $18.2 million, before deducting the placement agents’ fees and offering expenses.

The financing was led by funds affiliated with Venrock Associates.

The shares and the warrants included in the units, and the shares of common stock issuable upon exercise of the warrants, are being offered pursuant to our registration statement on Form S-3 (Registration Statement No. 333-161236), as declared effective by the Securities and Exchange Commission on August 20, 2009. The opinion of Wyrick Robbins Yates & Ponton LLP regarding the securities to be issued is filed as Exhibit 5.1 to this report.

The closing of the sale and issuance of the units is expected to take place on or about March 5, 2010, subject to the satisfaction of customary closing conditions.

The foregoing is only a brief description of the material terms of the placement agency agreement, the warrants and the subscription agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the placement agent agreement, the form of warrant and the form of subscription agreement, respectively, that are filed as Exhibits 1.1, 4.1 and 10.15, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On February 26, 2010, we issued a press release announcing the proposed registered direct offering described in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

1.1	Placement Agency Agreement dated February 26, 2010 by and among the Company, Leerink Swann LLC and Needham & Company, LLC.

4.1	Form of Warrant.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP

10.15	Form of Subscription Agreement.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)

99.1	Press release dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: February 26, 2010	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer